Exhibit (a)(5)(C)

Adobe Contacts Holly Campbell, Public Relations 408-536-6401 campbell@adobe.com Mike Saviage, Investor Relations 408-536-4416 ir@adobe.com

FOR IMMEDIATE RELEASE

Adobe Commences Tender Offer for Omniture

SAN JOSE, Calif. — Sept. 24, 2009 — Adobe Systems Incorporated (NASDAQ: ADBE) today announced that its wholly-owned subsidiary, Snowbird Acquisition Corporation, has commenced its tender offer for all outstanding shares of common stock, $0.001 per share par value, of Omniture, Inc. (NASDAQ: OMTR) at a price of $21.50 per share, net to the seller in cash, without interest. The cash tender offer is being made pursuant to an Offer to Purchase, dated September 24, 2009, and in connection with the Agreement and Plan of Merger, dated as of September 15, 2009, by and among Adobe, Snowbird Acquisition Corporation and Omniture, which Adobe and Omniture publicly announced on September 15, 2009.

Unless the tender offer is extended, the tender offer and any withdrawal rights to which Omniture’s stockholders may be entitled will expire at 12:00 midnight, New York City, New York time on Thursday October 22, 2009. There is no financing condition to the tender offer. The tender offer is subject to certain customary conditions set forth in the Offer to Purchase referenced above, including that there be validly tendered and not withdrawn before the expiration of the tender offer, that number of shares of Omniture common stock which, when added to any shares already owned by Adobe or any of its controlled subsidiaries, represents at least a majority of the sum of (i) the total number of outstanding shares of Omniture common stock on the expiration date of the tender offer plus (ii) the total number of shares of Omniture common stock that will be issuable at or prior to March 15, 2010 upon the vesting (including vesting solely as a result of the consummation of the tender offer), conversion or exercise of equity-based awards of Omniture and derivative securities, including warrants, options, convertible or exchangeable securities or other rights to acquire shares of Omniture, regardless of the conversion or exercise price or other terms of such securities and other rights.

Following the acceptance for payment of shares of Omniture common stock in the tender offer and the completion of the second-step merger contemplated in the Agreement and Plan of Merger, Omniture will become a wholly owned subsidiary of Adobe. The Omniture board of directors has unanimously recommended that Omniture stockholders accept the tender offer and tender their shares of Omniture common stock in the tender offer, and if necessary, adopt the merger.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase, Letter of Transmittal and other related materials to be filed by Adobe and Snowbird Acquisition Corporation with the Securities and Exchange Commission today. In addition, a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer is to be filed today with the Securities and Exchange Commission by Omniture. Copies of the Offer to Purchase, Letter of Transmittal and other related materials, including the Solicitation/Recommendation

Statement, are available free of charge from Innisfree M&A Incorporated, the Information Agent for the tender offer, at (877) 750-9496 (toll free) or (212) 750-5833 (collect). The Depositary for the tender offer is Computershare Trust Company, N.A., and the Dealer Manager for the tender offer is Goldman, Sachs & Co.

Forward-Looking Statements Disclosure

This press release includes forward-looking statements that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Omniture will not be consummated, as the transaction is subject to certain closing conditions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Adobe’s ability to successfully integrate the products and employees of Adobe and Omniture, as well as the ability to ensure continued performance or market growth of Omniture’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Adobe and Omniture described in the reports and other documents filed by each of them with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Adobe and Omniture and are qualified in their entirety by this cautionary statement. Neither Adobe nor Omniture assumes any obligation to update any such forward-looking statements or other statements included in this press release.  Any provisions of the Private Securities Litigation Reform Act of 1995 that may be referenced in the reports and other documents filed by Adobe and Omniture with the Securities and Exchange Commission are not applicable to any forward-looking statements made herein.

Additional Information and Where to Find It

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Omniture’s common stock are only being made pursuant to a tender offer statement on Schedule TO, including the Offer to Purchase and other related materials that Snowbird Acquisition Corporation, a wholly-owned subsidiary of Adobe, intends to file today with the Securities and Exchange Commission. In addition, Omniture intends to file today with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  Once filed, Omniture stockholders will be able to obtain the tender statement on Schedule TO, the Offer to Purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the offer, free of charge at the website of the Securities and Exchange Commission at www.sec.gov, from the Information Agent and Dealer Manager named in the tender offer materials or from Snowbird Acquisition Corporation. Omniture’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.

About Omniture

Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes.  In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture Education.  Omniture’s more than 5,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Sony and HP. www.omniture.com

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2009 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe Logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. Omniture is a registered trademark of Omniture, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.